UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: February 7, 2014

(Date of earliest event reported)

Imperva, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35338	03-0460133
(Commission File Number)	(IRS Employer Identification No.)

3400 Bridge Parkway, Suite 200 Redwood Shores, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 345-9000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Signing of Share Exchange Agreement to Acquire Outstanding Securities of Incapsula, Inc.

On February 11, 2014, Imperva, Inc., a Delaware corporation (“Imperva”), entered into a Share Exchange Agreement (the “Incapsula Exchange Agreement”) with Incapsula, Inc., a Delaware corporation and majority-owned subsidiary of Imperva (“Incapsula”), Incapsula, Ltd., Incapsula’s wholly-owned subsidiary incorporated under the laws of the State of Israel, the stockholders of Incapsula (the “Incapsula Stockholders”), and Gur Shatz, in his separate capacity as the Seller’s Representative. Shlomo Kramer, a director and the President and Chief Executive Officer of Imperva, and Mark E. Kraynak, Imperva’s Senior Vice President of Worldwide Marketing, are each directors of Incapsula, but held no direct or indirect interest in Incapsula (other than via their ownership interests in Imperva) and neither are receiving any portion of the Incapsula Consideration (as defined below).

Pursuant to the terms and conditions set forth in the Incapsula Exchange Agreement, Imperva will acquire from the Incapsula Stockholders all of the issued outstanding common stock of Incapsula not already held by Imperva in exchange for approximately $8.1 million, which will be paid to the Incapsula Stockholders in the form of Imperva Common Stock and Incapsula optionholders though assumption of the options and conversion into options to purchase Imperva Common Stock (the “Incapsula Consideration” and such transaction, the “Incapsula Share Exchange” or the “Incapsula Acquisition”). In connection with the Incapsula Acquisition, in addition to the Incapsula Consideration for the Incapsula Acquisition, Imperva also agreed to assume Incapsula restricted stock unite (“RSUs”) with performance-based vesting tied to 2014 revenue for Incapsula and Incapsula-related products and services, which are expected to convert into approximately 180,890 shares of our common stock at the same exchange ratio applicable to the Incapsula Acquisition, as more fully described below. The Incapsula Consideration is subject to certain adjustments that may be made prior to and following the closing of the Incapsula Share Exchange, as set forth in the Incapsula Exchange Agreement and detailed below. The Incapsula Consideration is net of certain deductions, including deductions for transaction expenses and a deduction for the cancellation of that certain promissory note issued by Imperva to Incapsula in October 2013 in the principal amount of approximately $1.1 million. Approximately 80% of Incapsula’s outstanding stock are held by Imperva and, upon completion of the Incapsula Share Exchange, Incapsula will be a wholly-owned subsidiary of Imperva.

At the closing of the Incapsula Share Exchange, approximately fifteen percent (15%) of the total Incapsula Consideration payable to the Incapsula Stockholders (the “Indemnity Shares”) will be held back by Imperva from being issued to the Incapsula Stockholders and be available to compensate Imperva (on behalf of itself and any other persons entitled to indemnification under the Incapsula Exchange Agreement) for indemnifiable damages specified in the Incapsula Exchange Agreement. Subject to certain exceptions, the indemnification obligations of the Incapsula Stockholders will expire 15 months following the closing of the Incapsula Share Exchange, at which time any remaining Indemnity Shares not subject to pending indemnification obligations will be issued to the Incapsula Stockholders pursuant to the terms of the Incapsula Exchange Agreement.

At the closing of the Incapsula Share Exchange, approximately ten percent (10%) of the total Incapsula Consideration payable to the Incapsula Stockholders (the “Adjustment Shares”) will be held back by Imperva from being issued to the Incapsula Stockholders for purposes of permitting Imperva to confirm Incapsula’s 2013 revenues following the closing, and reduce the total Incapsula Consideration accordingly if the actual revenue is less than the estimate at the time of the Incapsula Exchange Agreement. In addition, Imperva may issue up to an amount equal to the Adjustment Shares in addition to the Incapsula Consideration described above, if the actual revenues are greater than the estimate. The Adjustment Shares, if any, will be issued to the Incapsula Stockholders following determination of Incapsula’s 2013 revenues pursuant to the terms of the Incapsula Exchange Agreement.

For purposes of determining the exchange ratio and number of shares to be issued at the closing, each share of Imperva Common Stock issued as part of the Incapsula Consideration will have an ascribed value equal to the average closing stock price of Imperva Common Stock for the ten (10) trading days ending on the day that is the third day prior to the closing of the Incapsula Share Exchange, with the maximum and minimum values ascribed being subject to an upper and lower price collar of $47.10 and $31.40, respectively.

The options to purchase common stock and RSUs of Incapsula that are outstanding as of the closing of the Incapsula Share Exchange and held by Incapsula employees will be assumed by Imperva with the existing vesting schedule and converted into options to purchase or RSUs for, as applicable, Imperva Common Stock, with the exercise price (if applicable) and number of shares subject to such options or RSUs proportionally adjusted by the exchange ratio applicable to the common stock of Incapsula. The Incapsula Exchange Agreement provides that, to the extent any assumed unvested options do not become vested, a number of Imperva restricted stock units equal to the options that cannot become vested will be issued, on a pro rata basis, to Incapsula Stockholders then-providing services to Imperva.

The closing of the Incapsula Share Exchange (including the assumption of the RSUs) is subject to several closing conditions, including, among other things, (i) the accuracy, in all material respects, of the representations and warranties of the other parties at the closing, (ii) compliance in all material respects by the other party with its covenants and (iii) receipt of an interim tax ruling from the Israeli tax authorities, as well as other customary closing conditions. The Incapsula Exchange Agreement may be terminated by either Imperva or the Incapsula Stockholders upon the occurrence of certain events, including if the Incapsula Share Exchange has not closed by June 30, 2014. The parties intend to consummate the transaction as soon as practicable and currently anticipate that the closing will occur during the first quarter of calendar year 2014.

The Incapsula Exchange Agreement contains customary covenants of Imperva and Incapsula, including, among other things, covenants by Incapsula to conduct its business in the ordinary course between the execution of the Incapsula Exchange Agreement and consummation of the Incapsula Share Exchange and not to engage in certain kinds of transactions during such period (including restrictions on solicitation of proposals with respect to alternative transactions).

The Incapsula Exchange Agreement contains customary representations and warranties of each of Imperva, Incapsula, and the Incapsula Stockholders. Pursuant to the Incapsula Exchange Agreement, following the consummation of the Incapsula Share Exchange, the Incapsula Stockholders have agreed to indemnify Imperva for any losses related to breaches of representations or warranties and covenants, among other things, subject to limits specified in the Incapsula Exchange Agreement. As described above, the Indemnity Shares will be available to compensate Imperva (on behalf of itself and any other persons entitled to indemnification under the Incapsula Exchange Agreement) for indemnifiable damages specified in the Incapsula Exchange Agreement.

The foregoing description of the Incapsula Exchange Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Incapsula Exchange Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The representations, warranties and covenants contained in the Incapsula Exchange Agreement are subject to qualifications and limitations agreed to by the respective parties, including information contained in confidential schedules exchanged between the parties, were made only for the purposes of such agreement and as of specified dates and were solely for the benefit of the parties to such agreement. A number of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts and may be subject to a contractual standard of materiality different from what might be viewed as material to investors. Investors are not third-party beneficiaries under the Incapsula Exchange Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Incapsula Exchange Agreement or the date of the closing, which subsequent information may or may not be fully reflected in Imperva’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of Imperva or Incapsula or any of their respective subsidiaries or affiliates.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Closing of Skyfence Share Exchange

On February 7, 2014, Imperva completed its previously-announced acquisition of SkyFence Networks, Ltd., a company incorporated under the laws of the State of Israel (“SkyFence”), which is now a wholly-owned subsidiary of Imperva.

Pursuant to the Share Exchange Agreement (the “SkyFence Exchange Agreement”), dated February 6, 2014, by and among Imperva, SkyFence, the shareholders of SkyFence (the “SkyFence Shareholders”) and Ofer Hendler, in his separate capacity as the Sellers’ Representative, Imperva acquired from the SkyFence Shareholders all of the outstanding capital stock of SkyFence (and all rights to acquire such stock) (such transaction, the “SkyFence Share Exchange” or the “SkyFence Acquisition”), and in exchange therefor Imperva has (i) issued an aggregate of 796,747 shares of Imperva common stock (the “Stock Consideration”) to the SkyFence Shareholders and (ii) paid approximately $2.8 million in cash to the founders of SkyFence (the “Founders”). Pursuant to the SkyFence Exchange Agreement, the Closing Shares (i) have an ascribed value of approximately $38 million based on a per share price equal to $47.64, which is which is the average closing stock price of Imperva Common Stock for the sixty (60) trading days ending on February 6, 2014 and (ii) reflect working capital and other adjustments that were made prior to the closing of the Share Exchange and as are set forth in the SkyFence Exchange Agreement.

As a result of the SkyFence Share Exchange and pursuant to the SkyFence Exchange Agreement, at closing: (i) 1,683 shares of Imperva Common Stock (having an aggregate value of approximately $80,000 at closing valued at the method described above) were deposited into an adjustment holdback fund for a period of up to 75 days as security for the accuracy of the working capital and other adjustments described above; (ii) 365,586 shares of Imperva Common Stock (having an aggregate value of approximately $17.5 million at closing valued at the method described above) were deposited into an indemnity holdback fund for a period of 24 months (subject to certain exceptions) as security for the indemnification obligations of the SkyFence Shareholders as set forth in the SkyFence Exchange Agreement; and (iii) all options to purchase Ordinary Shares of SkyFence that were outstanding as of the closing and held by SkyFence employees who were offered and accepted employment with Imperva were assumed by Imperva with the existing vesting schedules and converted into options to purchase an aggregate of 24,248 shares of Imperva Common Stock, with the exercise price of the shares subject to such options proportionally adjusted by the exchange ratio applicable to the SkyFence Ordinary Shares.

The above description of the SkyFence Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the SkyFence Exchange Agreement which is filed as Exhibit 2.1 to Imperva’s Current Report on Form 8-K dated February 6, 2014 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

Issuance of Shares in SkyFence Share Exchange

The information set forth in Item 2.01 is incorporated herein by reference. The issuance of the shares in the SkyFence Share Exchange was not registered under the Securities Act of 1933, as amended (the “Securities Act”). The shares were issued pursuant to the exemption from registration provided by Rule 506 of Regulation D under the Securities Act or Regulation S under the Securities Act. In issuing the shares, Imperva relied upon the representations and warranties of SkyFence Shareholders provided in the SkyFence Exchange Agreement in support of the satisfaction of the conditions contained in Regulation D or Regulation S, as applicable.

Issuance of Shares in Incapsula Share Exchange

The information set forth in Item 1.01 is incorporated herein by reference. The issuance of Imperva shares representing the Incapsula Consideration (the number of which, if any, is contingent upon and subject to the terms and conditions of the Incapsula Exchange Agreement) will not be registered under the Securities Act. The shares will be issued pursuant to the exemption from registration provided by Rule 506 of Regulation D under the Securities Act or Regulation S under the Securities Act. In issuing the shares, Imperva will rely upon the representations and warranties of Incapsula Stockholders provided in the Incapsula Exchange Agreement in support of the satisfaction of the conditions contained in Regulation D or Regulation S, as applicable.

Issuance of Shares in Acquisition of Tomium Assets

Subsequent to its last periodic report, on January 30, 2014, Imperva completed the purchase of certain assets of Tomium Software, LLC. (“Tomium”) In connection with that acquisition, Imperva issued 60,556 shares of Imperva Common Stock. The shares were issued pursuant to the exemption from registration provided by Rule 506 of Regulation D under the Securities Act. In issuing the shares, Imperva relied upon the representations and warranties of the owners of Tomium provided in asset purchase agreement in support of the satisfaction of the conditions contained in Regulation D.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)	Amendment to Bylaws.

On February 11, 2014, the board of directors of Imperva approved and adopted Amended and Restated Bylaws of the Company (the “Restated Bylaws”). The Restated Bylaws became effective immediately upon adoption by the Board and amended Imperva’s bylaws as described below.

The Restated Bylaws amend Section 9.7 thereof to clarify the types of actions and proceedings for which the Court of Chancery in the State of Delaware (the “Chancery Court”) shall be the sole and exclusive forum, subject to certain exceptions. Specifically, Section 9.7 of the Restated Bylaws provide that the following matters shall be heard exclusively by the Chancery Court:

(i) derivative proceedings, in addition to derivative actions, brought by or on behalf of Imperva.

(ii) any direct actions against Imperva asserting a claim pursuant to any provisions of the Delaware General Corporation Law, whether brought by a stockholder or otherwise.

(iii) actions asserting a claim of breach of fiduciary duties made specifically against any director, officer, or other employee of Imperva and any actions asserting a violation of Delaware decisional law relating to the internal affairs of Imperva.

The foregoing description is qualified in its entirety by reference to the text of the Restated Bylaws, which are filed as Exhibit 3.1 hereto and incorporated herein by reference. In addition, a marked conformed copy of the Restated Bylaws indicating changes made to the bylaws as they existed immediately prior to the filing of the amendment and restatement is attached as Exhibit 3.2.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Financial statements of SkyFence for the periods specified in Rule 3-05(b) of Regulation S-X are not included in this report, and will be filed with the Securities and Exchange Commission by amendment of this report not later than April 25, 2014.

(b)	Pro Forma Financial Information.

Pro forma financial information required pursuant to Article 11 of Regulation S-X is not included in this report, and will be filed with the Securities and Exchange Commission by amendment of this report not later than April 25, 2014.

(d)	Exhibits.

Number	Description

2.1	Share Exchange Agreement, dated as of February 11, 2014, by and among Imperva, Inc. Incapsula, Inc., Incapsula, Ltd., the stockholders of Incapsula, Inc. and Gur Shatz, in his separate capacity as the Sellers’ Representative.

2.2*	Share Exchange Agreement, dated as of February 6, 2014, by and among Imperva, Inc. SkyFence Networks, Ltd., the shareholders of SkyFence Networks, Ltd. and Ofer Hendler, in his separate capacity as the Sellers’ Representative.

3.1	Amended and Restated Bylaws.

3.2	Amended and Restated Bylaws (marked copy).

*	Incorporated by reference to exhibit filed with Registrant’s Current Report on Form 8-K, filed February 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMPERVA, INC.

By:	/s/ Terrence J. Schmid
Terrence J. Schmid Chief Financial Officer

Date: February 11, 2014

EXHIBIT INDEX

Number	Description

2.1	Share Exchange Agreement, dated as of February 11, 2014, by and among Imperva, Inc. Incapsula, Inc., Incapsula, Ltd., the stockholders of Incapsula, Inc. and Gur Shatz, in his separate capacity as the Sellers’ Representative.

2.2*	Share Exchange Agreement, dated as of February 6, 2014, by and among Imperva, Inc. SkyFence Networks, Ltd., the shareholders of SkyFence Networks, Ltd. and Ofer Hendler, in his separate capacity as the Sellers’ Representative.

3.1	Amended and Restated Bylaws.

3.2	Amended and Restated Bylaws (marked copy).

*	Incorporated by reference to exhibit filed with Registrant’s Current Report on Form 8-K, filed February 6, 2014.